AMENDMENT OF ARTICLES OF INCORPORATION
                                      OF
                           STRONG EQUITY FUNDS, INC.

     The undersigned Vice President of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create Strong Internet Fund, Strong Technology 100 Fund, and Strong Technology Index Plus Fund as additional classes of Common Stock:

"Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A.       The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

               CLASS                              AUTHORIZED NUMBER OF SHARES
          Strong Growth Fund                         Indefinite
          Strong Value Fund                          Indefinite
          Strong Mid Cap Growth Fund                 Indefinite
          Strong Index 500 Fund                      Indefinite
          Strong Growth 20 Fund                      Indefinite
          Strong Small Cap Value Fund                Indefinite
          Strong Dow 30 Value Fund                   Indefinite
          Strong Strategic Growth Fund               Indefinite
          Strong Enterprise Fund                     Indefinite
          Strong Mid Cap Disciplined Fund            Indefinite
          Strong U.S. Emerging Growth Fund           Indefinite
          Strong Technology 100 Fund                 Indefinite
          Strong Technology Index Plus Fund          Indefinite
          Strong Internet Fund                       Indefinite'''

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on December 11, 1999 in accordance with Sections 180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required.

     Executed in duplicate on December 13, 1999.

                                        STRONG EQUITY FUNDS, INC.

                                            /s/John S. Weitzer
                                        By: John S. Weitzer, Vice President
This instrument was drafted by:
Cathleen A. Ebacher
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051